                                                                     EXHIBIT 1.6


                                 AMENDMENT NO. 1
                                       TO
                          CONTRACT FOR HULL NUMBER U-31

Whereas, Royal Caribbean Cruises Ltd. (the "Shipowner") and Chantiers de l'Atlantique (the "Builder") have entered into a Contract for Hull Number U-31 dated 16 March 1998 (the "Contract") pursuant to which the Builder has agreed to construct the vessel having Builder's hull number U-31; and

Whereas, the Contract provides that the Shipowner may, in its sole discretion, terminate the Contract upon notice to the Builder on or before January 31, 1999; and

Whereas, the Shipowner has requested an extension of time to consider whether to exercise its option to proceed with the Contract; and

Whereas, the Builder believes that it is in its best interest to grant such extension;

Now, therefore, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.       Article XXII of the Contract is hereby amended to read as follows:

                  The SHIPOWNER may, at its sole option to be exercised in its unfettered discretion, terminate this Contract upon notice to the Builder on or before February 20, 1999.

In witness whereof, the parties have caused this Amendment No. 1 to be duly executed by their authorized representatives as of this 27th day of January, 1999.

FOR THE SHIPOWNER                                    FOR THE BUILDER

Royal Caribbean Cruises Ltd.                         Chantiers de l'Atlantique

By: RICHARD D.FAIN                                   By: PATRICK BOISSIER
    -----------------------------                        -----------------------
    Chairman and Chief Executive                         Chairman & CEO
             Officer

                                AMENDMENT NO. 2

                        TO CONTRACT FOR HULL NUMBER U-31

                             DATED 19 FEBRUARY 1999

Whereas, Royal Caribbean Cruises Ltd. (the "Shipowner") and Chantiers de l'Atlantique (the "Builder") have entered into a Contract for Hull Number U-31 dated 16 March 1998 (the "Contract") pursuant to which the Builder has agreed to construct the vessel having Builder's hull number U-31 (the "Vessel"); and

Whereas, the Shipowner and the Builder wish to amend the Contract to provide that the Vessel shall be equipped with a different type of machinery and contain a greater number of passengers cabins;

Whereas the Shipowner and the Builder have taken into account the situation resulting from the variations of the dollar;

Whereas the Shipowner has declared that the Vessel should be built as a Millennium Class Vessel;

Now, therefore, in consideration of the premises, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Article I.1.A of the Contract is hereby amended by deleting the phrase "revised 11 March 1998" from the third and fourth lines thereof and inserting "revised 20 March 1998" in its place.

     Article I.1.A of the Contract is hereby further amended by deleting the phrase "revised 13 March 1998" from the sixth line thereof and inserting the phrase "revised 20 March 1998" in its place.

2. Article I.3.1 of the Contract is hereby amended by (i) increasing the Vessel's Life Saving Equipment capacity (total) from 3,350 persons to 3,450 persons, (ii) increasing the Vessel's number of passenger cabins from 975 cabins to 1,025 cabins, and (iii) increasing the Vessel's number of crew cabins from 502 cabins to 503 cabins.

3. Article I.3.2 of the Contract is hereby amended in its entirety to read as follows:

         3.2 - MACHINERY

                  The machinery to consist of two (2) gas turbine generator sets and one (1) steam turbine generator set (COGES type), having a total maximum continuous rating of 57,800 kW electric power under the reference conditions set forth in the Specifications, to supply power to two (2) electric propulsion motors and the remaining electric systems of the VESSEL as stipulated in the Specifications.

4. Article I.6 of the Contract is hereby amended in its entirety to read as follows:

         6 - FUEL CONSUMPTION

         The fuel consumption of each of the VESSEL's two (2) gas turbine generator sets shall be determined on the test bed under conditions stipulated in the Specifications, and shall not exceed 242.2 grams per kW per hour when developing 100% of Maximum Continuous Rating.

[PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED]

5. Article IX.2.3 of the Contract is hereby amended in its entirety to read as follows:

         2.3 - EXCESSIVE FUEL CONSUMPTION

                  2.3.1 - The BUILDER guarantees that the fuel consumption of each of the two (2) gas turbine generator sets at the test bed runs as stipulated in Article I.6 shall not exceed 242.2 grams per kW per hour. The Contract Price shall not be affected or changed if the actual fuel consumption of both generators is not greater than [ * ] above 242.2 grams per kW per hour.

                  2.3.2 - If the actual fuel consumption of either generator is over [ * ] greater than 242.2 grams per kW per hour, then, as sole compensation, the Contract Price shall be reduced by the sum of [ * ] for each full [ * ] increase in fuel consumption above said [ * ] (fractions of a percent to be prorated) for each generator.

                  2.3.3 - If such actual fuel consumption of either generator is more than [ * ] greater than 242.2 grams per kW per hour, then the SHIPOWNER may, at its option, as an alternative to receiving the above mentioned liquidated damages by way of Contract Price reduction, rescind this Contract in accordance with the provisions of and with the consequences provided for in Article XII.2 hereof.

6. Article IX.I of the Contract is hereby amended (i) by amending the Contract Price to Three Hundred Forty-Three Million Nine Hundred Ninety-Four Thousand Five Hundred United States Dollars (U.S. $343,994,500), (ii) by deleting clause (ii) of the first sentence thereof and (iii) by deleting the second sentence thereof.

7.   Article X.1- 1st installment - is hereby amended to read:

                1st installment: An amount equal to 5% of the Contract price shall be paid by the SHIPOWNER to the BUILDER within five (5) business days of the date of signing of this addendum.

8. Except as set forth herein, the Contract remains in full force and effect in accordance with its terms.

In witness whereof, the parties have caused this Amendment No. 2 to be duly executed by their authorized representatives on this 19th day of February, 1999.

FOR THE SHIPOWNER                                    FOR THE BUILDER

Royal Caribbean Cruises Ltd.                         Chantiers de l'Atlantique

By: RICHARD D. FAIN                                  By: PATRICK BOISSIER
                                                         Chairman & CEO




-------

* TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 UNDER THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED